                                 UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON D.C.  20549

                                 SCHEDULE 14A
                                 INFORMATION
               Proxy Statement Pursuant to Section 14(a) of the
                       Securities Exchange Act of 1934


Filed by the Registrant [X]
Filed by a Party other than the Registrant [   ]

Check the appropriate box:
[   ]  Preliminary Proxy Statement
[   ]  Confidential, for Use of the Commission Only (as permitted by Rule
       14a-6(e)(2))
[ X ]  Definitive Proxy Statement
[   ]  Definitive Additional Materials
[   ]  Soliciting Materials under Rule 14a-12

                              MITY Enterprises, Inc.
                (Name of Registrant as Specified in Its Charter)



  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):
[ X ]  No fee required
[   ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
       0-11.
   (1)  Title of each class of securities to which transaction applies:



   (2)  Aggregate number of securities to which transaction applies:



   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):


   (4)  Proposed maximum aggregate value of transaction:

   (5)  Total fee paid:



[   ]  Fee paid previously with preliminary materials.

[   ]  Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:



   (2)  Form, Schedule or Registration Statement No.:



   (3)  Filing Party:



   (4)  Date Filed:

            [GRAPHIC OMITTED - MITY ENTERPRISES, INC. LOGO]



                            MITY ENTERPRISES, INC.

                             1301 West 400 North
                              Orem, Utah 84057

                  NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                        TO BE HELD ON AUGUST 19, 2003


     NOTICE IS HEREBY GIVEN that an annual meeting of shareholders of MITY Enterprises, Inc., a Utah corporation, will be held at the Hampton Inn, 425 South 300 West, Salt Lake City, Utah 84101 on Tuesday, August 19, 2003, at 2:00 p.m., local time, for the following purposes:

          1. To elect the five nominees to the Board of Directors for the ensuing year or until their successors are elected and

          2. To transact such other business as may properly come before the meeting or any adjournment(s) thereof.

     The Board of Directors has fixed the close of business on June 13, 2003, as the record date for determining shareholders entitled to receive notice of, and to vote at, the annual meeting and any postponement or adjournments thereof.

     All shareholders are cordially invited to attend the meeting in person. However, to ensure your representation at the annual meeting, you are urged to mark, sign, date and return the enclosed proxy in the enclosed postage-paid envelope as promptly as possible. If you attend the annual meeting, you may, if you wish, withdraw your proxy and vote in person.

                                         By Order of the Board of Directors,


                                         /s/ Gregory D. Dye
                                         Gregory D. Dye
                                         Corporate Secretary

Orem, Utah, June 27, 2003

                             MITY ENTERPRISES, INC.
                              1301 West 400 North
                               Orem, Utah  84057
                                 --------------

                                PROXY STATEMENT

                 Information Concerning Solicitation and Voting

GENERAL
     The enclosed proxy is solicited by and on behalf of the Board of Directors of MITY Enterprises, Inc. (the "Company") for use at its annual meeting of shareholders to be held Tuesday, August 19, 2003, at 2:00 p.m. local time, or at any adjournment(s) thereof. The purposes of the meeting are set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. The annual meeting will be held at the Hampton Inn, 425 South 300 West, Salt Lake City, Utah 84101.

RECORD DATE

     Shareholders of record at the close of business on June 13, 2003, are entitled to notice of and to vote at the meeting. As of the record date, 4,105,783 shares of the Company's common stock, $.01 par value per share, were issued and outstanding and entitled to be voted at the meeting.

REVOCATION OF PROXIES

     Shareholders may revoke any appointment of proxy given pursuant to this solicitation by delivering to the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting, withdrawing his or her proxy, and voting in person. An appointment of proxy is revoked upon the death or incapacity of the shareholder if the Secretary or other officer of the Company authorized to tabulate votes receives notice of such death or incapacity before the proxy exercises its authority under the appointment.

VOTING AND SOLICITATION

     Each shareholder will be entitled to one vote for each share of common stock held at the record date. Assuming a quorum is present, a plurality of votes cast by the shares entitled to vote in the election of directors will be required to elect each director. It is estimated that the proxy materials will be mailed to shareholders of record on or about June 30, 2003. The principal executive offices of the Company are located at 1301 West 400 North, Orem, Utah 84057. The Company will bear the cost of solicitation of proxies. In addition to the use of the mail, proxies may be solicited personally, by telephone, or by facsimile, and the Company may reimburse brokerage firms and other persons holding shares of the Company's common stock in their names or those of their nominees for their reasonable expenses in forwarding soliciting materials to the beneficial owners. Abstentions or broker non-votes (i.e., shares held by a broker nominee which are represented at the meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. After each proposal has been voted on at the meeting, the Company will discuss and take action on any other matter that is properly brought before the meeting. The Company's Corporate Secretary will count the votes and act as inspector of election.

DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS

     The deadline for receipt of proposals for issues to be placed in the proxy statement and form of proxy for the 2003 annual meeting was March 15, 2003. Shareholders of the Company who intend to present proposals at the Company's 2004 annual meeting must deliver such proposals to the Company no later than March 15, 2004, in order to be included in the proxy statement and form of proxy relating to the 2004 annual meeting.


                                 PROPOSAL 1

                           ELECTION OF DIRECTORS

NOMINEES

     The Company's Board of Directors currently consists of five directors. It is contemplated that five directors will be elected at the annual meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the board's five nominees, namely, Gregory L. Wilson, Ralph E. Crump, C. Lewis Wilson, Peter Najar and Hal B. Heaton, all of whom are presently directors of the Company.

     Directors will be elected by a favorable vote of a plurality of the shares of common stock present and entitled to vote, in person or by proxy, at the annual meeting. The five nominees receiving the highest number of votes will be elected to serve as directors. Accordingly, abstentions and broker non-votes relating to the election of directors will not affect the election of the candidates receiving the plurality of votes. Unless instructed to the contrary, the shares represented by proxies will be voted FOR the election of the five nominees named above. In the event that any director nominee is unable or declines to serve as a director at the time of the annual meeting, the proxies will be voted FOR any nominee who shall be designated by the present Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until the next annual meeting of shareholders, or until such person's successor has been elected and qualified. Officers are appointed by the Board of Directors and serve at the discretion of the Board.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" EACH OF THE FIVE NOMINEES TO THE COMPANY'S BOARD OF DIRECTORS.

                          BOARD MEETINGS AND COMMITTEES

     The Board of Directors of the Company held a total of eight meetings during the fiscal year ended March 31, 2003. The Audit Committee of the Board of Directors, which consists of directors Heaton, Crump and Najar, met four times during the last fiscal year. The Audit Committee is primarily responsible for overseeing the quality and integrity of the accounting, auditing and financial rporting practices of the Company. This includes reviewing the services performed by the Company's independent public accountants and internal accounting department and evaluating the Company's accounting principles and its system of internal accounting controls. The Compensation Committee of the Board of Directors, consisting of directors Crump, Najar, C. Wilson and Heaton, met four times during the last fiscal year. The Compensation Committee is primarily responsible for reviewing compensation of executive officers and overseeing the granting of stock options. All members of the Board of Directors, Audit Committee, and Compensation Committee attended at least 75 percent of all meetings held during the fiscal year ended March 31, 2003.


                        DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth certain information with respect to the director nominees and executive officers of the Company as of June 13, 2003.

                                     Director or Officer
       Name               Age     Position with the Company
-------------------     -------   --------------------------
Gregory L. Wilson          55      Chairman of the Board
Bradley T Nielson          41      President and Chief Executive Officer
Paul R. Killpack           34      Chief Financial Officer and Corporate
                                     Treasurer
Gregory D. Dye             43      Corporate Secretary
Ralph E. Crump             79      Director
Peter Najar                53      Director
C. Lewis Wilson            62      Director
Hal B. Heaton              52      Director

     Officers are appointed by and serve at the discretion of the Board of Directors. Each director holds office until the next annual meeting of shareholders or until his successor has been duly elected and qualified. Gregory L. Wilson and C. Lewis Wilson are brothers. Ralph E. Crump is the father-in-law of Peter Najar. All executive officers of the Company devote full time to their duties. Non-management directors devote such time as is necessary to carry out their responsibilities.

     The following is a description of the business experience of each of the director nominees and each of the executive officers of the Company.

     Gregory L. Wilson is the founder of the Company and has been a director since the Company's inception in September 1987. He served as the President and Chief Executive Officer from the Company's inception in September 1987 to May 2002. He has served as Chairman of the Board since March 1988. Mr. Wilson also served as the Treasurer from September 1993 to August 1995. From 1982 until 1987, Mr. Wilson was President of Church Furnishings, Inc., in Provo, Utah. He is currently a director of Stratasys, Inc. (Nasdaq) and Iomedics, Inc. He earned a Bachelor of Arts Degree in Economics from Brigham Young University and a Masters of Business Administration Degree from Indiana University.

     Bradley T Nielson became the Company's President and Chief Executive Officer in May 2002. He served as the Company's Chief Financial Officer from March 1994 to May 2002, and Chief Operating Officer from August 1998 to May 2002. He served as Corporate Secretary from January 1998 to August 1998.
From August 1992 to March 1994, Mr. Nielson was the Vice President - Finance for Pinnacle Micro, Inc. From January 1991 to August 1992, he was a management consultant for Price Waterhouse's National Manufacturing Management Consulting Group. He was employed by Ernst & Young from June 1985 to January 1991. He is currently a director of Chung & Associates, Inc. and ADVR Technologies. Mr. Nielson graduated summa cum laude with a Bachelor of Science Degree in Accounting from Brigham Young University. Mr. Nielson is Certified in Production and Inventory Management. He is also a Certified Public Accountant, a Certified Management Accountant and is Certified in Financial Management.

     Paul R. Killpack became the Company's Chief Financial Officer in May 2002. He has served as Treasurer since August 1998. He joined the Company in April 1997 and served as the Controller prior to being named Treasurer. Mr. Killpack graduated from Brigham Young University with a Masters of Business
Administration Degree.   He is a Certified Management Accountant and is
Certified in Financial Management.

     Gregory D. Dye became the Company's Corporate Secretary in August 1998. He joined the Company in August 1997 and served as an engineer, trainer and quality manager prior to being named Corporate Secretary. Mr. Dye graduated from Utah State University with a Bachelors Degree in Business/Production Management in 1985. From May 1985 to July 1997, he was a manager for Woodgrain Millwork, Inc.

     Ralph E. Crump has been a director since March 1988. Mr. Crump is President of Crump Industrial Group, an investment firm located in Trumbull, Connecticut. He is a founder and director of Stratasys, Inc. (Nasdaq). He is also a founder, director and chairman of Structural Instrumentation, Inc. (Nasdaq). Mr. Crump was a founder and director of Osmonics, Inc. which merged in 2003 with General Electric (NYSE). From 1962 until 1987, Mr. Crump was the President and Chairman of Frigitronics, Inc. (NYSE). Mr. Crump is also a Trustee of the Alumni Foundation of the University of California at Los Angeles and a member of the Board of Overseers for the Thayer Engineering School at Dartmouth College. He received a Bachelor of Science Degree in Chemical Engineering from the University of California at Los Angeles and a Bachelor of Science Degree in Marine Engineering from the U. S. Merchant Marine Academy. Mr. Crump is a licensed professional engineer.

     Peter Najar has been a director since March 1988. Mr. Najar has been a sales engineer employed by Lange Sales, Inc. in Littleton, Colorado from November 1981 to the present. From 1977 to 1981, Mr. Najar was the National Technical Director for Head Ski Co.

     C. Lewis Wilson has been a director since May 1991. Since 1996, Mr. Wilson, a licensed professional engineer, has served as the Chairman and Chief Executive Officer of Heath Engineering Company, a consulting engineering firm based in Salt Lake City, Utah. From 1987 to 1996, Mr. Wilson was the President of Heath Engineering Company. He received a Bachelor of Engineering Sciences Degree in Mechanical Engineering from Brigham Young University and a Masters of Mechanical Engineering Degree from Purdue University. Mr. Wilson is a published technical author and has been an Adjunct Professor of Mechanical Engineering at the University of New Mexico, Brigham Young University and the University of Utah.

     Hal B. Heaton was appointed as a director of the Company in May 2001. He is currently the Denny Brown Professor of Business Management at Brigham Young University's Marriott School of Management. He has served as a professor at Brigham Young University from 1982 to 1988 and from 1990 to present. From 1988 to 1990, he was a visiting associate professor of finance at Harvard University, where he taught corporate finance and advanced capital markets courses in Harvard's Master of Business Administration program. He also serves as a director for I-Link Incorporated (OTC). He received a Ph.D. in finance and a masters degree in economics from Stanford University. He received his masters of business administration and a bachelors degree in computer science and mathematics from Brigham Young University.

           SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors and persons who own beneficially more than 10 percent of a registered class of the Company's equity securities to file with the Securities and Exchange Commission and Nasdaq initial reports of ownership and reports of changes in ownership of the Company's equity securities. Officers, directors and greater than 10 percent beneficial owners are required to furnish the Company with copies of all Section 16(a) reports they file. Based solely upon a review of the copies of such reports furnished to the Company or written representations that no other reports were required, the Company believes that the directors, officers, and greater than 10 percent shareholders have timely filed all necessary Forms 3, 4 and 5, for the fiscal year ended March 31, 2003.

                   SECURITY OWNERSHIP OF MANAGEMENT AND OTHERS

     The following table sets forth security ownership information as of June 13, 2003 (i) for persons known by the Company to own beneficially more than 5 percent of the Company's common stock, (ii) for each director or director nominee and executive officer, and (iii) for all named executive officers and directors of the Company as a group:

                                         Shares Beneficially       Percent of
Name & Address(1)                              Owned(2)              Class(3)
-------------------------------------    -------------------       ----------

Gregory L. and Kathleen Wilson(4)               793,313               18.54%

Peter Najar and Constance S. Crump(5)           406,207                9.49

Ralph E. Crump(6)                               271,600                6.35

Bradley T Nielson(7)                            142,750                3.34

C. Lewis Wilson(8)                               31,050                0.73

Paul R. Killpack(9)                              25,773                0.60

Gregory D. Dye(10)                               23,312                0.54

Hal B. Heaton                                     4,000                0.09

All officers and directors as a group (8
  persons)                                    1,698,005               39.68


   (1) The address for Gregory L. and Kathleen Wilson, Bradley T Nielson, Paul R. Killpack, and Gregory D. Dye is 1301 West 400 North, Orem, Utah 84057. The address for Peter Najar and Constance S. Crump is 9900 Phillips Road, Lafayette, Colorado 80026. The address for Ralph E. Crump is 28 Twisted Oak Circle, Trumbull, Connecticut 06611. The address for C. Lewis Wilson is 377 West 800 North, Salt Lake City, Utah 84103. The address for Hal B. Heaton is 1441 North 1450 East, Provo, Utah 84604.

   (2) The number of shares beneficially owned includes shares of the Company's common stock for which the persons set forth in this table have or share either investment or voting power. The number of shares beneficially owned also includes shares that any of the named persons has the right to acquire within 60 days of June 13, 2003 upon exercise of the stock options granted to them under the Company's 1990 Stock Option Plan and the Company's 1997 Stock Incentive Plan.

   (3) All percentages have been calculated to include 4,105,783 shares of common stock outstanding on June 13, 2003, and the options exercisable by the named individuals within 60 days following June 13, 2003.

   (4) Includes 517,363 shares owned individually by Mr. Wilson, 234,964 shares owned individually by his wife, Kathleen Wilson, 10,986 shares held by Kathleen Wilson as the custodian for the Wilson children, and 30,000 shares that Mr. Wilson had the right to acquire within 60 days following June 13, 2003 upon exercise of options granted to him. Gregory and Kathleen Wilson disclaim beneficial ownership of the shares held by Kathleen Wilson as custodian for their children.

   (5) Includes 209,074 shares owned individually by Mr. Najar, 191,133 shares owned individually by his wife Constance S. Crump, and 6,000 shares held by Constance S. Crump as trustee in a trust for certain minor-aged relatives. Mr. Najar disclaims beneficial ownership of the shares held by Constance S. Crump as trustee.

   (6) Includes 135,800 shares owned individually by Mr. Crump and 135,800 shares owned individually by Marjorie Crump, the wife of Mr. Crump.

   (7) Includes 18,000 shares owned individually by the Bradley T Nielson Trust, 25,750 shares owned by the Kellie Joan Nielson Trust and 99,000 shares that Mr. Nielson had the right to acquire within 60 days following June 13, 2003 upon exercise of options granted to him. Mr. Nielson is the trustee of the Bradley T Nielson Trust. Kellie Joan Nielson is the trustee of the Kellie Joan Nielson Trust and is the wife of Mr. Nielson. Mr. Nielson disclaims beneficial ownership of the shares held by Kellie Joan Nielson.

   (8) Includes 6,018 shares owned individually by Mr. Wilson, 18,114 shares owned jointly by Mr. Wilson and his wife, Grace Wilson, 6,018 shares owned individually by Grace Wilson, and 900 shares held by Mr. Wilson as custodian for the Wilson children.

   (9) Includes 1,000 shares owned individually by Mr. Killpack, 773 shares owned by Mr. Killpack through the Company's 401(k) Plan and 24,000 shares that Mr. Killpack had the right to acquire within 60 days following June 13, 2003 upon exercise of options granted to him.

  (10) Includes 3,312 shares owned by Mr. Dye through the Company's 401(k) Plan and 20,000 shares that Mr. Dye had the right to acquire within 60 days following June 13, 2003 upon exercise of options granted to him.


                    REPORT OF THE COMPENSATION COMMITTEE

     The Compensation Committee Report establishes the Company's executive compensation policies and the basis for the compensation paid to the Company's executive officers, including its Chief Executive Officer, during the fiscal year ended March 31, 2003.

COMPOSITION AND RESPONSIBILITY OF COMPENSATION COMMITTEE

     The Compensation Committee is responsible for reviewing and approving the Company's compensation policies and practices, for reviewing and approving the remuneration of the Company's directors and senior management, for succession planning with respect to the Company's senior executive positions and for administering the Company's stock option plans. The Compensation Committee bases its recommendations on the Company's established policies and on the individual's and the Company's performance. None of the members of the Compensation Committee are officers or employees of the Company or its subsidiaries.

COMPENSATION PHILOSOPHY AND OBJECTIVES

     The Company's principal goal is to create value for its shareholders. The Company believes that officers and employees who advance that goal should have their compensation allied with the interests of shareholders.

     The Company's executive compensation philosophy is founded on four principal objectives: 1) to link the interests of executive officers with the short and long-term interests of the Company's shareholders; 2) to link executive compensation to the performance of the Company and the individual;
3) to leverage performance through emphasis on variable compensation; and 4) to compensate executive officers at a level and in a manner that ensures the Company is capable of attracting, motivating and retaining individuals with exceptional executive skills.

     The majority of the compensation of the Company's executive officers is comprised of three components -- salary, annual cash bonuses and long-term incentives in the form of stock options -- and is structured to be competitive within the industry and geographic location. Cash bonuses and stock options are directly linked to the Company's performance and the individual's contribution to the Company's strategic goals. The Compensation Committee considers the Company's record of financial performance in all of its compensation reviews.

BASE SALARY

     On average, base salaries are set at levels lower than the median base salary levels of executives of comparable positions within the institutional furniture industry. Base salaries are reviewed and adjusted periodically.

CASH BONUSES

     Cash bonuses for executive officers reflect both individual and corporate performance during the year and the Company's success in achieving its goals. The performance criteria considered in determining cash bonus awards vary in accordance with the position and responsibilities of the individual being evaluated. Financial and operational indicators, combined with personal achievements that demonstrate a contribution to Company growth, are among the significant considerations in determining bonuses for executive officers.

STOCK OPTIONS

      The purpose of the Company's 1997 Stock Incentive Plan is two-fold: 1) to ensure an incentive exists to maximize shareholder wealth by tying executive compensation to share price performance; and 2) to reward those executives making a long-term commitment to the Company. Stock options are granted by the Compensation Committee in accordance with the 1997 Stock Incentive Plan approved by shareholders at not less than the closing price on the business day the options are granted. According to the plan's provisions, the Compensation Committee determines the number of shares subject to each option, the option price, the extent to which each option is exercisable from time to time during the term of the option, and any other provisions with
respect to such option.   Options are not assignable.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

     The salary paid by the Company to Bradley T Nielson for the fiscal year ended March 31, 2003 was determined in accordance with the policies set forth above. The Compensation Committee believes Mr. Nielson's base salary is lower than the compensation paid by companies of comparable size or within the Company's industry. The Company paid $150,000 in bonuses to Mr. Nielson based on the Company's revenue and operating profit performance for the fiscal year ended March 31, 2003 compared to targeted goals. The Compensation Committee elected not to make any equity awards to Mr. Nielson during the fiscal year ended March 31, 2003 because of existing incentives tied to the performance of the Company.

     The Compensation Committee believes that the concepts discussed above further the shareholders' interests and that officer compensation encourages responsible management of the Company.

                   COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

                       Ralph E. Crump, Chairman of the Compensation Committee Peter Najar, Member
                       C. Lewis Wilson, Member
                       Hal B. Heaton, Member


          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee is comprised of Ralph E. Crump, Peter Najar,
C. Lewis Wilson, and Hal B. Heaton. Mr. Wilson is associated with an engineering firm that provides engineering services to the Company. See "Certain Transactions" for more information regarding the relationship described above.

     The following table sets forth the annual and long-term compensation awards to the President and Chief Executive Officer of the Company and the other four most highly compensated executive officers (the "Named Executive Officers") for services in all capacities to the Company for the fiscal years ended March 31, 2001, March 31, 2002 and March 31, 2003.

                            SUMMARY COMPENSATION TABLE

                                                             Long-Term
                                Annual Compensation        Compensation
                                -------------------        ------------
                                                         Securities
                                                         Underlying
                          Fiscal                          Options/   All Other
                           Year      Salary  Bonus (1)     SARs (#)  Comp.(2)
                         --------   -------- ---------  ------------ ---------
Gregory L. Wilson,        2003      $85,000  $ 74,100          -      $39,900
Chairman                  2002       85,000    76,000          -       36,200
                          2001       85,000   100,000          -       31,300

Bradley T Nielson,        2003       80,000   150,000          -       14,000
President and Chief       2002       80,000   143,000          -       13,900
Executive Officer         2001       81,500   100,000     30,000 (4)   10,300

Paul R. Killpack, Chief   2003       76,200    44,000     10,000 (5)    1,800
Financial Officer and     2002       70,000    41,500          -        3,900
Corporate Treasurer       2001       58,900    25,000      8,000 (4)    1,400

Gregory D. Dye,           2003       80,000    47,200          -        2,500
Corporate Secretary       2002       80,000    45,000          -        4,800
                          2001       67,100    40,000     10,000 (4)    1,700

John A. Johnson, Vice     2003       80,000    30,000          -        4,600
 President(3)             2002       80,000    30,800     10,000 (5)    2,700
                          2001       71,500    25,000      8,000 (4)    1,700

   (1) During the reported periods, bonuses were awarded annually at the discretion of the Board of Directors to the Named Executive Officers and certain other officers and Company personnel. No formal bonus plan exists. The Board is not obligated to award bonuses.

   (2) Amounts under the column heading "All Other Compensation" represent matching contributions made by the Company under the Company's 401(k) defined contribution plan, the value of personal use of Company-owned vehicles, and other miscellaneous compensation. In fiscal year 2001, Mr. Wilson received $21,400 for serving on the board of directors of Broda Enterprises, Inc. In fiscal year 2002, Mr. Wilson received $24,000 for serving on the board of directors of Broda Enterprises, Inc. In fiscal year 2003, Mr. Wilson received $25,900 for serving on the board of directors of Broda Enterprises, Inc.

   (3) During the fiscal year ended March 31, 2003, John A. Johnson served as the Company's Vice-President. Effective May 2003, Mr. Johnson was assigned other responsibilities within the Company and is no longer an executive officer of the Company.

   (4) Options vest over a four-year period commencing in 2002, one-fourth of the options vesting per year.

   (5) Options vest over a four-year period commencing in 2003, one-fourth of the options vesting per year.

     Shown below is a summary of equity compensation plan information as of March 31, 2003 with respect to the Company's only equity compensation plans, each of which was previously approved by the Company's shareholders.



                         EQUITY COMPENSATION PLAN INFORMATION
                                                                           (c)
                                                                        Number
                                                                 of securities
                                                                     remaining
                                                                     available
                                                           (b)      for future
                                                     Weighted-  issuance under
                                              (a)      average  equity compen-
                             Number of securities     price of    sation plans
                                     to be issued  outstanding      (excluding
                                 upon exercise of     options,      securities
                             outstanding options,     warrants    reflected in
Plan Category                 warrants and rights   and rights     column (a))
-------------------------    --------------------  -----------   -------------
Equity compensation plans
 approved by security holders             628,748        $8.43         150,243

Equity compensation plans not
 approved by security holders                  --           --              --

Total                                     628,748        $8.43         150,243



     The following table sets forth certain information with respect to grants of stock options made during the last completed fiscal year to the Named Executive Officers.


                      OPTION GRANTS IN LAST FISCAL YEAR (1)

                          Percentage                      Potential Realizable
               Number of   of Total                        Value at Assumed
               Securities   Options                          Annual Rates
               Underlying  Granted to  Exercise             of Stock Price
                 Options   Employees    or Base    Expir-  Appreciation for
                 Granted   in Fiscal   Price per   ation    Option Term (2)
                 (Shares)    Year        Share      Date      5%         10%
                 --------  ---------    -------   -------  --------    -------
Gregory L. Wilson       0      -            -         -         -          -

Bradley T Nielson       0      -            -         -         -          -

Paul R. Killpack   10,000    27.8%       $12.10    11/4/12  $76,000   $193,000

Gregory D. Dye          0      -            -         -         -          -

John A. Johnson         0      -            -         -         -          -

   (1) All options granted become exercisable in four equal annual installments beginning in 2003. Options are granted for a term of ten years, subject to earlier termination in certain events, and are not transferable. The exercise price is equal to the fair market value of the common stock on the date of grant. The Compensation Committee retains discretion, subject to certain restrictions, to modify the terms of outstanding options.

   (2) Potential gains are net of the exercise price, but before taxes associated with the exercise. Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. The assumed 5% and 10% rates of stock price appreciation are provided in accordance with the rules of the Securities and Exchange Commission, and do not represent the Company's estimate or projection of the future common stock price. Actual gains, if any, on stock option exercises depend upon the future financial performance of the Company, overall market conditions and the option holder's continued employment through the vesting period. This table does not take into account any actual appreciation in the price of the common stock from the date of the grant.


     Shown below is information with respect to exercises of stock options during the last completed fiscal year by each of the Named Executive Officers and the fiscal year-end value of unexercised options.

             AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                        FISCAL YEAR-END OPTION VALUES

                                     Number of Securities      Value of
                                          Underlying           Unexercised
                                          Unexercised         In-the-Money
                                            Options/         Options/SARs at
                    Shares              SARs at March 31,   at March 31, 2003
                 Acquired or   Value       2003 (#)              ($)(1)
                   Exercised  Realized   Exercisable/        Exercisable/
                      (#)       ($)      Unexercisable       Unexercisable
                 -----------  --------  ----------------   -------------------
Gregory L. Wilson       --        --    30,000 /     0     $  3,000 / $     0

Bradley T Nielson   18,000   180,000    99,000 / 15,000    $488,000 / $63,000

Paul R. Killpack     1,000     5,000    22,500 / 14,000    $ 18,000 / $17,000

Gregory D. Dye          --        --    20,000 /  5,000    $ 38,000 / $21,000

John A. Johnson         --        --    13,308 / 13,809    $ 22,000 / $29,000



     (1) Value is based on market price of the Company's common stock (closing price of $11.02 per share on The Nasdaq National Market on March 31,
2003) less the exercise price.

     401(k) Plan. In January 1995, the Board of Directors of the Company adopted a Defined Contribution 401(k) Plan and Trust (the "401(k) Plan"). The 401(k) Plan allows the Board to determine the amount of the Company contribution. The Board adopted a contribution formula specifying that such discretionary employer matching contributions would equal 25 percent of the participating employee's contribution to the 401(k) Plan up to a maximum discretionary employer contribution of 3 percent of a participating employee's compensation, as defined by the 401(k) Plan. In addition, the Board at its discretion can provide for additional employer matching. For the 401(k) Plan year ended December 31, 1997, 1998, 2000, 2001 and 2002, the Board provided for additional matching contributions that would equal 37.5 percent of the participating employee's contribution to the 401(k) Plan up to a maximum 3 percent of a participating employee's compensation, as defined by the 401(k) Plan. For the 401(k) Plan year ended December 31, 1999, the Board provided for additional matching contributions that would equal 43.75 percent. The 401(k) Plan allows the Board to utilize either common stock of the Company or cash as a matching contribution. To date, all matching contributions have been in cash. The Board has approved the reservation of 187,500 shares of common stock for issuance under the Company's 401(k) Plan. These shares may be issued to satisfy all or a portion of the Company's matching contribution under the 401(k) Plan or issued as a result of a participant's election to acquire shares of the Company's common stock as an investment option under the 401(k) Plan. If such investment option is elected by plan participants, the shares will be issued at a price per share which is equal to the fair market value of a share of common stock on the last day of the applicable quarterly election period. As of June 13, 2003, 114,408 shares had been issued to the 401(k) Plan, leaving 73,092 shares remaining to be issued to the 401(k) Plan. All domestic employees who have completed at least six months of service with the Company and who satisfy other requirements are eligible to participate in the 401(k) Plan.

     Employment Agreements. The Company entered into an employment agreement effective May 21, 2003, with Gregory L. Wilson, the Company's Chairman, for a term ending May 20, 2008. The Company entered into employment agreements effective February 1, 2001 with Bradley T Nielson, Chief Executive Officer, Paul R. Killpack, Chief Financial Officer, Gregory D. Dye, Corporate Secretary, and John A. Johnson, Vice President, each for a term ending January 31, 2006. Each employment agreement provides that compensation will be determined annually by the Compensation Committee of the Board of Directors. Each employment agreement contains a non-compete clause covering the term of the agreement and three years thereafter. Except for Mr. Wilson's agreement, each employment agreement can be terminated by the Company without cause entitling the terminated employee to six months salary as severance. Mr. Wilson's employment agreement can be terminated by the Company without cause entitling him to two months salary as severance.

     Director Compensation. Except for Mr. Heaton, the Company's directors receive no compensation for attendance at Board meetings. However, the directors are reimbursed for their expenses related to attending Board meetings. Mr. Heaton is paid $1,500 for each board meeting attended.

                       REPORT OF THE AUDIT COMMITTEE

     The Audit Committee consists of Hal B. Heaton, Ralph E. Crump and Peter Najar, each of whom is "independent" in accordance with the standards imposed by Nasdaq. The Audit Committee functions pursuant to a written charter adopted by the Board of Directors.

     In accordance with the written charter adopted by the Board of Directors, the Audit Committee of the Board assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. During fiscal 2003, the Committee met four times, and the Committee discussed the interim financial information contained in each quarterly earnings announcement with the president, chief financial officer, treasurer and independent auditors prior to public release.

     In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from the independent auditors a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors' independence consistent with Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditor's independence. The Committee also discussed with management and the independent auditors the quality and adequacy of the Company's internal controls. The Committee reviewed with the independent auditors their audit plans, audit scope, and identification of audit risks. The Committee also considered whether non-audit services provided by the auditors during the last fiscal year were compatible with maintaining the auditor's independence.

     The Committee discussed and reviewed with the independent auditors all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees" and, with and without management present, discussed and reviewed the results of the independent auditor's examination of the financial statements.

     The Committee reviewed the audited financial statements of the Company as of and for the fiscal year ended March 31, 2003 with management and the independent auditors. Management has the responsibility for the preparation of the Company's financial statements and the independent auditors have the responsibility for the examination of those statements.

     Based on the above-mentioned review and discussions with management and the independent auditors and the Committee's review of the representations of management and the report of the auditors to the Committee, the Committee recommended to the Board that the Company's audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended March 31, 2003 for filing with the Securities and Exchange Commission.

                              AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

                              Hal B. Heaton, Chairman of Audit Committee
                              Ralph E. Crump, Member
                              Peter Najar, Member

AUDITOR'S FEES

     Fees paid to our auditors' firm were comprised of the following:

        AUDIT FEES.  2003 year end financial statement audit
          and quarterly reviews                                     $86,000
        FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION
          FEES.                                                       None
        ALL OTHER FEES.  Tax consulting, planning, return
          preparation and other services                             38,000

CERTAIN TRANSACTIONS

     The Company has entered into indemnification agreements with each of its officers and directors. The Company has adopted policies that prohibit any loans to officers, directors and 5 percent or more shareholders. During the fiscal year ended March 31, 2003, no such transactions occurred.

     The Company has entered into an agreement with Heath Engineering Company for design services. C. Lewis Wilson, a director, has served as the Chairman and Chief Executive Officer of Heath Engineering Company. The contract is for $100 per hour plus expenses. The Company believes that the terms are no less favorable to the Company than could be obtained from an unrelated third party.


                          STOCK PERFORMANCE

     The following graph compares the yearly percentage change in the cumulative total stockholder return on the Company's common stock during the five fiscal years ended March 31, 2003 with the cumulative total return of other indices. The comparison assumes $100 was invested on April 1, 1998 in the Company's common stock and in each of such indices and assumes reinvestment of dividends. The publicly traded companies in the peer index are Chromcraft Revington, Inc., Falcon Products, Inc., Flexsteel Industries, Inc., and Virco Manufacturing Corporation.


                  [GRAPHIC OMITTED - STOCK PERFORMANCE CHART]


                         4-1-98  3-31-99  3-31-00  3-31-01  3-31-02  3-31-03
                        -------  -------  -------  -------  -------  -------
MITY Enterprises, Inc.  $100.00   $83.56  $136.13   $60.11  $105.62   $90.58

Russell 2000 Index       100.00    83.01   113.96    96.50   109.99    80.33

Self-determined Peer
 Group                   100.00    72.27    62.77    62.16    69.91    68.50

                        COMPANY'S INDEPENDENT AUDITORS

     The Company's independent auditor is Deloitte & Touche LLP.   A
representative from Deloitte & Touche LLP will be in attendance at the Annual Meeting of Shareholders, will have the opportunity to make a statement if the representative so decides, and will be available to answer questions by shareholders.


                               OTHER MATTERS

     The Company knows of no other matters to be submitted at the annual meeting. If any other matters properly come before the annual meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as the Company may recommend.


              ANNUAL REPORT TO SECURITIES AND EXCHANGE COMMISSION

     A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION MAY BE OBTAINED BY SHAREHOLDERS WITHOUT CHARGE BY WRITTEN REQUEST TO PAUL R. KILLPACK, CHIEF FINANCIAL OFFICER, MITY ENTERPRISES, INC., 1301 WEST 400 NORTH, OREM, UTAH 84057.


                                        By the Order of Board of Directors




                                        /s/ Gregory D. Dye
                                        Gregory D. Dye, Corporate Secretary
DATED:  June 27, 2003

FORM OF PROXY:


                               MITY ENTERPRISES, INC.

                     PROXY FOR ANNUAL MEETING OF SHAREHOLDERS

      THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF MITY
       ENTERPRISES, INC. FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD
                                ON AUGUST 19, 2003.

The undersigned common shareholder of MITY Enterprises, Inc., a Utah corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders, to be held on August 19, 2003, 2:00 p.m. local time at the Hampton Inn, 425 South 300 West, Salt Lake City, Utah, and hereby appoints Bradley T Nielson and Gregory D. Dye, or either of them, each with the full power of substitution, as proxies to act and to vote, as designated herein, at said Annual Meeting of Shareholders and at all adjournments thereof, all shares of common stock which the undersigned would be entitled to vote on the matters set forth below, if personally present.

1. ELECTION OF DIRECTOR NOMINEES: Gregory L. Wilson, Ralph E. Crump, C. Lewis Wilson, Peter Najar and Hal B. Heaton.

[ ]   FOR all nominees listed (except as marked to the contrary below)

[ ]   WITHHOLD AUTHORITY to vote for all nominees listed

Instruction: To withhold authority for an individual nominee, write that nominee's name here:

_____________________________________________________________________


(Continued and to be signed on other side)



2. IN THEIR DISCRETION, ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR PROPOSAL 1. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment(s) thereof.

                              Dated:                      , 2003

                              ________________________________
                               Signature(s)

(This proxy should be marked, dated, signed by each shareholder exactly as such shareholder's name appears hereon and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign. If a corporation, please sign in full corporation name by the President or by an authorized corporate officer. If a partnership, please sign in partnership name by an authorized person).